                          FUND PARTICIPATION AGREEMENT

      THIS AGREEMENT is made as of this 7th day of April, 1995, by and among Neuberger & Berman Advisers Management Trust (the "Trust"), an open-end management investment company organized as a Massachusetts business trust, Connecticut General Life Insurance Company, a life insurance company organized as a corporation under the laws of the State of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts"), and Neuberger & Berman Management Incorporated a New York corporation, the Trust's investment adviser ("Adviser") and principal underwriter.

      WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of l940, as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, the Trust and the Adviser desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance Companies");

      WHEREAS, shares of beneficial interest in the Trust are divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets and certain of those series named in Schedule B (the "Portfolios") are to be made available for purchase by the Company for the Accounts;

      WHEREAS, the Trust has received an order from the Commission, dated February 26, 1992 (File No. 812-7589), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Mixed and Shared Funding Exemptive Order");

      WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and variable annuity contracts to be issued by the Company under which the Portfolios are to be made available as investment vehicles (the "Contracts");

      WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised;

      WHEREAS, the Company desires to use shares of one or more Portfolios as investment vehicles for the Accounts;

      NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I.
                Purchase and Redemption of Trust Portfolio Shares

      1.1. For purposes of this Article I, the Company shall be the Trust's agent for the receipt from each account of purchase orders and requests for redemption pursuant to the Contracts relating to each Portfolio, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 9:30 a.m. Eastern time on the next following Business Day, as defined in Section 1.3.

      1.2. The Trust shall make shares of the Portfolios available to the Accounts at the net asset value next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures. The Company will transmit orders from time to time to the Trust for the purchase and redemption of shares of the Portfolios. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

      1.3. The Company shall pay for the purchase of shares of a Portfolio on behalf of an Account with federal funds to be transmitted by wire to the Trust, with the reasonable expectation of receipt by the Trust by 2:00 p.m. Eastern time on the next Business Day after the Trust (or its agents) receives the purchase order. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission.

      1.4. The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Proceeds of redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company by order of the Trust with the reasonable expectation of receipt by the Company by 2:00 p.m. Eastern time on the next Business Day after the receipt by the Trust (or its agent) of the request for redemption, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

      1.5. Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 on any Business Day may be netted against one another for the purpose of determining the amount of any wire transfer.

      1.6. Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

      1.7. The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.8. The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available to the Company by 6:30 p.m. Eastern time each Business Day.

      1.9. The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their segregated asset accounts and to certain qualified pension and retirement plans to the extent permitted by the Mixed and Shared Funding Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time.

      1.10. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.9 and
Article IV of this Agreement.

                                   ARTICLE II.
                           Obligations of the Parties

      2.1. The Trust shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

      2.2. At the option of the Company, the Trust shall either (a) provide the Company with as many copies of portions of the Trust's current prospectuses, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. Should the Company wish to print any such document in a different format than that provided by the Trust, the Company shall bear the cost associated with any format change. The Trust shall provide the Company with a copy of its current statement of additional information, including any amendments or supplements, in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

      2.3. The Trust shall bear its proportionate share of the costs of printing and mailing documents including the Trust's current prospectuses, shareholder reports and other shareholder communications from the Trust to owners of Contracts for which a Portfolio or Portfolios of the Trust is serving as an investment vehicle, using the number of pages as a guide. The Company will use its best efforts to control those costs, will submit bills therefor to the Trust for reimbursement, and will advise the Trust semi-annually, or more frequently as reasonably requested by the Trust, of how many Contract owners are using the Trust as a funding vehicle. The Company shall bear the costs of mailing proxy materials (or similar materials such as voting solicitation instructions) and statements of additional information to Contract owners, as well as printing and mailing costs relating to prospective owners of Contracts. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

      2.4. The Company agrees and acknowledges that the Adviser and the Trust, or either of them, is the sole owner of the name and mark "Neuberger & Berman Advisers Management Trust" and that all use of any designation comprised in whole or part of such name or mark under this Agreement shall inure to the benefit of the Adviser. Except as provided in section 2.5, the Company shall not use any such name or mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Adviser. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

      2.5. The Company shall furnish, or cause to be furnished, to the Trust or its designee a copy of each Contract prospectus or statement of additional information describing the Contracts, each report to Contract owners, proxy statement, application for exemption or request for no-action letter in which the Trust or the Adviser is named contemporaneously with the filing of such document with the Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material, including "broker only" material, in which the Trust or the Adviser is named, at least seven Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material.

      2.6. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust, the Adviser or their respective designees. The Trust and the Adviser agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures to prevent distribution of "broker only" materials including information therein about the Trust or the Adviser to existing or prospective Contract owners.

      2.7. The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and the Adviser as the Company shall reasonably request in connection with the preparation of registration statements, prospectuses and annual and semi-annual reports pertaining to the Contracts.

      2.8. The Trust and the Adviser shall not give, and agree that no affiliate of either of them shall give, any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

      2.9. So long as, and to the extent that, the Commission interprets the 1940 Act to require pass trough voting privileges for Contract owners, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, the Company will vote shares of each Portfolio of the Trust held by a registered Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares for which voting instructions are received. The Company reserves the right, to the extent permitted by law, or interpretations by the Commission's staff, to vote shares held in any Account in its sole discretion.

      2.10 In the event of an error in the net asset value per share of any Portfolio, other than an error caused by some act or omission of the Company, or the failure to compute any such net asset value per share, the Trust and the Adviser shall take the following steps. Any such error shall be reported promptly upon discovery to the Company. Notification can be made orally or by direct or indirect systems access but must be confirmed in writing. The letter shall be written on the Adviser's letterhead and must state for each day for which an error occurred the incorrect price, the correct price, and the reason for the price change. If an adjustment is necessary to correct an error which has caused any Account to receive less than that to which it is entitled, the Trust shall make all necessary adjustments to the number of shares of the affected Portfolio owned in the Account and distribute to the Company any and all amounts of the underpayment. The Company will credit the appropriate amount of such payment to the Account. If an Account due to such error has received amounts in excess of the amounts to which it is entitled, the Company, when requested by the Trust, shall make adjustments to the Account to reflect the change in the values of the shares as reflected in the unit values of the affected Contract owners who still have values in the Portfolio. When making adjustments for an error, the Adviser shall not net same day transactions in an Account. No adjustment for an error shall be taken in any Account until such time as the parties hereto have agreed to a resolution of the error, but the parties shall use all reasonable efforts to reach such agreement within two business days after discovery of the error.

      2.11. No compensation shall be paid by the Trust to the Company, or by the Company to the Trust, under this Agreement (except for specified expense reimbursements). However, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust, the Accounts or both.

                                  ARTICLE III.
                         Representations and Warranties

      3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A, and that CIGNA Financial Advisors, Inc., the principal underwriter for the Contract, is registered as a broker-dealer under the Securities Exchange Act of 1934.

      3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.

      3.3. The Company represents and warrants that the Contracts will be registered under the 1933 Act unless an exemption from registration is available prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects Will state insurance law suitability requirements.

      3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

      3.5. The Trust and the Adviser represent and warrant that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and quality its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

      3.6. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

      3.7. The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

      3.8. The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

      3.9.The Adviser represents that it is duly organized and validly existing under the laws of the State of New York and that it is registered and will during the term of this Agreement remain registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and as a broker-dealer under the Securities Exchange Act of 1934.

                                   ARTICLE IV.
                               Potential Conflicts

      4.1. Company agrees to inform the Board of Trustees of the Trust of the existence of or any potential for any material irreconcilable conflict of interest between the interests of the Contract owners of the separate accounts of any other insurance company investing in the Trust.

      Any material irreconcilable conflict may arise for a variety of reasons, including:

            (a) an action by any state insurance regulatory authority;

            (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

            (c) an administrative or judicial decision in any relevant proceeding;

            (d) the manner in which the investments of any Portfolio are being managed;

            (e) a difference in voting instructions given by variable annuity Contract owners and variable life insurance Contract owners or by Contract owners of different life insurance companies utilizing the Trust (in the event pass-through voting is required pursuant to Section 2.9 of this Agreement); or

            (f) a decision by the Company to disregard the voting instructions of Contract Owners (in the event pass-through voting is required pursuant to Section 2.9 of this Agreement).

      4.2 The Company will be responsible for assisting the Board of Trustees of the Trust in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by the Company to disregard voting instructions of Contract owners.

      4.3 It is agreed that if it is determined by a majority of the members of the Board of Trustees of the Trust or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting the Company, the Company shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

            (a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust or submitting the questions of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (i.e. annuity Contract owners, life insurance Contract owners or qualified Contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change;

            (b) establishing a new registered management investment company or managed separate account.

      4.4 If a material irreconcilable conflict arises because of the Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw its separate account investments in the Trust. No charge or penalty will be imposed against a separate account as a result of such a withdrawal. The Company agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of Contract owners.

      4.5 For purposes hereof, a majority of the disinterested members of the Board of Trustees of the Trust shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event will the Trust be required to establish a new funding medium for any Variable Contracts. The Company shall not be required by the terms hereof to establish a new funding medium for any Variable Contracts if an offer to do so has been declined by vote of a majority of affected Contract owners.

      4.6 The Trust agrees to inform the Company of the existence or the potential of any material irreconcilable conflict of interest between the interests of the contractholders or the separate accounts of the Company investing in the Trust and/or any other separate account of any other insurance company investing in the Trust (upon the Trust having knowledge of same) including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity Contract owners and variable life insurance Contract owners or by Contract owners of different participating insurance companies (in the event pass-through voting is required pursuant to Section 2.9 of this Agreement); or (f) a decision by an insurer to disregard the voting instructions of Contract owners (in the event pass-through voting is required pursuant to Section 2.9 of this Agreement. The Board of Trustees of the Trust shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

      4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the

    Trustees.


      4.8. If and to the extent that Rule 6e-3(T) is amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V.
                                 Indemnification

      5.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, the Adviser and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
      Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

            (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

      5.2. Indemnification By the Adviser. The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively the "Indemnified Parties" for the purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this
      Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or


            (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

      5.3. Neither the Company nor the Adviser shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      5.4. Neither the Company nor the Adviser shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

      5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI.
                                   Termination

      6.1. This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days advance written notice delivered to the other parties, and shall terminate immediately in the event of its assignment.

      6.2. Notwithstanding any termination of this Agreement, except termination under

Article IV which shall be governed by Article IV, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement.

      6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.9 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                  ARTICLE VII.
                                    Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to the Trust or its Adviser:


                  Neuberger & Berman Advisers Management Trust
                  Neuberger & Berman Management Incorporated
                  605 Third Avenue
                  New York, NY 10158-0006
                  Attention: Ellen Metzger, Counsel

            If to the Company:

                  Connecticut General Life Insurance Company
                  900 Cottage Grove Road
                  Hartford, CT 06152-2312
                  Attention: Robert A. Picarello, Chief Counsel,
                             Individual Insurance Operations

                                  ARTICLE VIII.
                                  Miscellaneous

      8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their constriction or effect.

      8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.

      8.5. All liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

      8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the National Association of Securities Dealers, Inc and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      8.8. This Agreement shall not be exclusive in any respect.

      8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

      8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

      8.11 Each party hereto shall, except as required by law or otherwise permitted by this Agreement treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto, and shall not disclose such confidential information without the written consent of the affected party unless such information has become publicly available.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                                        Neuberger & Berman Advisers Management
                                          Trust

                                        By: /s/ Stanley Egener
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Neuberger & Berman Management
                                          Incorporated

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Connecticut General Life Insurance
                                          Company

                                        By: /s/ Roy H. Bubbs
                                           -------------------------------------
                                           Name:  Roy H. Bubbs
                                           Title: Senior Vice President

                                   SCHEDULE A

    CG Variable Annuity Separate Account II                 January 25, 1994

    CG Variable Life Insurance Separate
                Account I                                   July 6, 1994

                                   SCHEDULE B

Partners Portfolio
Limited Maturity Bond Portfolio
Balanced Portfolio

                      ASSIGNMENT AND MODIFICATION AGREEMENT

      This Agreement is made by and between Neuberger & Berman Advisers Management Trust ("Trust"), a Massachusetts business trust, Neuberger & Berman Management Incorporated ("N&B Management"), a New York corporation, Neuberger & Berman Advisers Management Trust ("Successor Trust"), a Delaware business trust, Advisers Managers Trust ("Managers Trust") and Connecticut General Life Insurance Company ("Life Company"), a life insurance company organized under the Laws of the State of Connecticut.

      WHEREAS, the Life Company has previously entered into a Fund Participation Agreement dated April 7,1995 (the "Fund Participation Agreement") with the Trust and N&B Management regarding the purchase of shares of the Trust by Life Company; and

      WHEREAS, as part of the reorganization into a "master-feeder" fund structure (the "Reorganization"), the Trust will be converted into the Successor Trust, a Delaware business trust; and

      WHEREAS, as part of the Reorganization, each Portfolio of the Trust will transfer all of its assets to the corresponding Portfolio of the Successor Trust ("Successor Portfolio") and each Successor Portfolio will invest all of its net investable assets in a corresponding series of Managers Trust; and

      WHEREAS, as part of the Reorganization, an Order under Section 6(c) of the Investment Company Act of 1940 ("'40 Act") is expected to be issued by the Securities and Exchange Commission ("SEC") granting exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder; and

      WHEREAS, the Order is expected to require that certain conditions (the Conditions") as set forth in the Notice (Investment Company Act Release No. 21003 (April 12, 1995)) be made a part of the Fund Participation Agreement; and

      WHEREAS, the parties hereto desire to assign the Fund Participation Agreement from the Trust to the Successor Trust and to modify the Fund Participation Agreement to include the Conditions; and

      WHEREAS, Managers Trust will become a party to the Fund Participation Agreement as modified hereby, due to and for purposes of its obligations under the Conditions.

      NOW THEREFORE, in consideration of their mutual promises, Trust, N&B Management Successor Trust, Managers Trust and Life Company agree as follows:

      1. The Fund Participation Agreement is hereby assigned by the Trust to the Successor Trust.

      2. Pursuant to such assignment, the Successor Trust hereby accepts all rights and benefits of the Trust under the Fund Participation Agreement and agrees to perform all duties and obligations of the Trust under the Fund Participation Agreement. Upon the effectiveness of this Assignment and Modification Agreement, the Trust will be released from all obligations and duties under the Fund Participation Agreement.

      3. The Fund Participation Agreement is hereby modified to include the Conditions as follows:

      A. Section 2.9 of the Fund Participation Agreement is deleted.

      B. Article IV of the Fund Participation Agreement is replaced with the following:

            4.1 The Board of Trustees of each of the Successor Trust and Managers Trust (the "Boards") will monitor the Successor Trust and Managers Trust, respectively, (collectively the "Funds") for the existence of any material irreconcilable conflict between the interests of the contract owners of all insurance company separate accounts investing in the Funds. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different participating insurance companies; or (f) a decision by a participating insurance company to disregard voting instructions of contract owners.

            4.2 Life Company, other participating insurance companies, N&B Management (or any other manager or administrator of the Funds), and any qualified pension and retirement plan that executes a fund participation agreement upon becoming an owner of 10% or more of the assets of the Funds (collectively, "Participants") will report any potential or existing conflicts to the Boards. Participants will be responsible for assisting the appropriate Board in carrying out its responsibilities under these Conditions by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by each Participant to inform the Board whenever variable contract owner voting instructions are disregarded. These responsibilities will be carried out with a view only to the interests of the contract owners.

            4.3 If a majority of the Board of a Fund or a majority of its disinterested trustees or directors, determines that a material irreconcilable conflict exists, the relevant Participant, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees or directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the separate accounts from the Funds or any series thereof and reinvesting those assets in a different investment medium, which may include another series of the Successor Trust or Managers Trust, or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable annuity contract owners of one or more Participants) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of a Participant's decision to disregard contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Participant may be required, at the election of the relevant Fund, to withdraw its separate account's investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal.

            The responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and to bear the cost of such remedial action shall be a contractual obligation of all Participants under their agreements governing their participation in the Funds, The responsibility to take such remedial action shall be carried out with a view only to the interests of the contract owners.

            For the purposes of Condition (c), a majority of the disinterested members of the applicable Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the relevant Fund or N&B Management (or any other investment adviser of the Funds) be required to establish a new funding medium for any variable contract. Further, no Participant shall be required by this condition (c) to establish a new funding medium for any variable contract if any offer to do so has been declined by a vote of a majority of contract owners materially affected by the irreconcilable material conflict.

            4.4 Any Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to all Participants.

            4.5 Participants will provide pass-through voting privileges to all contract owners so long as the SEC continues to interpret the `40 Act as requiring pass-through voting privileges for variable contract owners. This condition will apply to UIT-separate accounts investing in the Successor Trust and to managed separate accounts investing in Managers Trust to the extent a vote is required with respect to matters relating to Managers Trust. Accordingly, the Participants, where applicable, will vote shares of a Fund held in their separate accounts in a manner consistent with voting instructions timely received from variable contract owners. Participants will be responsible for assuring that each of their separate accounts that participates in the Funds calculates voting privileges in a manner consistent with other Participants. The obligation to calculate voting privileges in a manner consistent with all other separate accounts investing in the Funds will be a contractual obligation of all Participants under the agreements governing participation in the Funds. Each Participant will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.

            4.6 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the `40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the order requested, then the Successor Trust, Managers Trust and/or the Participants, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

            4.7 No less than annually, the Participants shall submit to the Boards such reports, materials or data as such Boards may reasonably request so that the Boards may fully carry out the obligations imposed upon them by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the applicable Boards.

      4. This Assignment and Modification Agreement shall be effective on May 1, 1995, the closing date of the conversion. In the event of a conflict between the terms of this Assignment and Modification Agreement and the terms of the Fund Participation Agreement, the terms of this Assignment and Modification Agreement shall control.

      5. All other terms and conditions of the Fund Participation Agreement remain in full force and effect.

  Executed this 1st day of May, 1995.

                                        Neuberger & Berman Advisers
                                         Management Trust
                                        (a Massachusetts business trust)

Attest: /s/ Claudia A. Brandon          By: /s/ Stanley Egener
       ----------------------------        -------------------------------------
                                           Stanley Egener, Chairman


                                        Neuberger & Berman Advisers
                                         Management Trust
                                        (a Delaware business trust)

Attest: /s/ Claudia A. Brandon          By: /s/ Stanley Egener
       ----------------------------        -------------------------------------
                                           Stanley Egener, Chairman


                                        Advisers Managers Trust

Attest: /s/ Claudia A. Brandon          By: /s/ Stanley Egener
       ----------------------------        -------------------------------------


                                        Neuberger & Berman
                                         Management Incorporated

Attest: /s/ Ellen Metzger               By: /s/ [ILLEGIBLE]
       ----------------------------        -------------------------------------


                                        Connecticut General Life insurance
                                         Company

Attest: /s/ Edwin L. Kerr                 By: /s/ Roy H. Bubbs
       ------------------------------      -------------------------------------
                                           Roy H. Bubbs
                                           Senior Vice President

                                       AMENDMENT TO THE
                                 FUND PARTICIPATION AGREEMENT


          This AMENDMENT, dated as of May 1, 2000, between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut ("Life Company"), and NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST, a Delaware business trust ("Trust"), ADVISERS MANAGERS TRUST, a New York common law trust ("Managers Trust"), and NEUBERGER BERMAN MANAGEMENT INC., a New York corporation ("NB Management"), is made to the Fund Participation Agreement, dated as of April 7, 1995, as amended among Life Company, Trust, Managers Trust and NB Management (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

          WHEREAS, the parties desire to amend Schedule A to the Agreement to add a new Separate Account;

          WHEREAS, the parties wish to amend certain other provisions of the Agreement.

          NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Schedule A of the Agreement is hereby deleted and replaced with new Schedule A attached hereto.

2. Article III, paragraph 3.1, of the Agreement is hereby amended by deleting the reference to "CIGNA Financial Services, Inc." in its place.

3. Article VII is hereby amended to provided to provide that notices to Life Company under the Agreement shall be given to:

                          Connecticut General Life Insurance Company
                          280 Trumbull Street, H14A
                          Hartford, CT 06103
                          Attention: Michelle Kunzman, Product Manager
                                     Corporate Insurance

4. All references in the Agreement to "Neuberger & Berman Advisers Management Trust" or "Neuberger & Berman Management Incorporate" shall be changed to "Neuberger Berman Advisors Management Trust" or "Neuberger Berman Management Inc.", respectively.

5. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

NEUBERGER BERMAN                         NEUBERGER BERMAN MANAGEMENT
ADVISERS MANAGEMENT TRUST                INC.

By: /s/ Daniel J. Sullivan               By: /s/ Daniel J. Sullivan
    ----------------------                   ----------------------
Name: Daniel J. Sullivan                 Name: Daniel J. Sullivan
Title: Vice President                    Title: Vice President



ADVISERS MANAGERS TRUST                  CONNECTICUT GENERAL LIFE
                                         INSURANCE COMPANY

By: /s/ Daniel J. Sullivan               By: Michelle L. Kunzman
Name: Daniel J. Sullivan                 Name: Michelle L. Kunzman
Title: Vice President                    Title: Assistant Vice President

                                SCHEDULE A
                                ----------

CG Variable Annuity                         January 25, 1994
Separate Account II

CG Variable Life Insurance                  July 6, 1994
Separate Account I

Connecticut General Life                    March 20, 1997
Insurance Company
Separate Account FE

Connecticut General Life Insurance Company  May 1, 2000
Separate Account 02

                  ADDENDUM TO FUND PARTICIPATION AGREEMENT

      This ADDENDUM dated as of May 1, 2000 amends the Fund Participation Agreement among Connecticut General Life Insurance Company ("Company"), Neuberger Berman Advisers Management Trust ("Trust"), Advisers Managers Trust ("Managers Trust"), and Neuberger Berman Management Inc. ("NBMI").

      WHEREAS, the Company, Turst, Managers Trust, and NBMI are parties to a Fund Participation Agreement ("Agreement") pursuant to which separate accounts of the Company invest proceeds from variable annuity and/or variable life insurance policies in the one or more portfolios of the Trust ("Portfolios"); and

      WHEREAS, the Trust, through the Portfolios, currently invests all of its net investable assets in corresponding series of Managers Trust in a "master-feeder" structure; and

      WHEREAS, the Boards of Trustees of the Trust and Managers Trust have approved a transaction to eliminate the current master-feeder structure in which Trust will receive the portfolio securities held by Managers Trust in redemption of the interests of Managers Trust held by the Trust (this transaction is referred to as the "In-Kind Redemption"); and

      WHEREAS, the In-Kind Redemption is currently scheduled to be effected on or about May 1, 2000 (the date on which the In-Kind Redemption is effected is referred to as the "Effective Date"); and

      WHEREAS, upon completion of the In-Kind Redemption, the Trust will hold and invest directly in its own portfolio of securities and Managers Trust will cease investment operations and be dissolved; and

      WHEREAS, the parties wish to amend the Agreement to reflect the In-Kind Redemption and the elimination of the master-feeder structure.

      NOW THEREFORE, effective on the Effective Date, the Trust assumes all of the rights, obligations, and liabilities of Managers Trust under the Agreement.

      The undersigned hereby consents to the assignment described in the preceding paragraph.


CONNECTICUT GENERAL LIFE                 ADVISERS MANAGERS TRUST
INSURANCE COMPANY

By: /s/ Michelle L. Kunzman              By:
    -----------------------                  -----------------------
Name: Michelle L. Kunzman                Name:
Title: Assistant Vice President          Title:



NEUBERGER BERMAN ADVISERS                NEUBERGER BERMAN
MANAGEMENT TRUST                         MANAGEMENT INC.

By:                                      By:
    ----------------------                   ----------------------
Name:                                    Name:
Title:                                   Title: